Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Biovail Corporation of our report dated February 23, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Valeant Pharmaceuticals International, which appears in Valeant Pharmaceuticals International’s 2009 Annual Report on Form 10 K for the year ended December 31, 2009. We also consent to the reference to us as experts in the second paragraph under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Orange County, California
July 21, 2010